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AMERICAN FAMILY SECURITIES, LLC
REGISTERED  REPRESENTATIVE AGREEMENT


THIS AGREEMENT, made this ____ day of __________________, 20___ (the "Effective Date"), is by and between American Family Securities, LLC, a Wisconsin limited liability company, ("the Company"), having its principal office at 6000 American Parkway, Madison, Wisconsin, 53783 and ____________________________________,
(the "Representative").


RECITALS

WHEREAS, the Company is engaged in the securities business as a broker/dealer registered with the Securities and Exchange Commission (the "SEC") and is a member of the National Association of Securities Dealers, Inc. (the "NASD"); and

WHEREAS, the Company is an affiliate of American Family Life Insurance Company ("AFLIC");

WHEREAS, agents of AFLIC may be qualified for association with the Company as registered persons;

WHEREAS, Representative is an agent of AFLIC; and

WHEREAS, the Company desires to appoint Representative as a registered person of the Company, and Representative desires to serve as a registered person of the Company, for the purpose of engaging in the securities business on behalf of the Company;

NOW, THEREFORE, in consideration of the covenants and promises herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


1.  AUTHORIZATION AND APPOINTMENT

The Company hereby authorizes Representative to solicit, promote, and conduct a securities business as a registered representative of the Company. Representative shall not be registered or licensed with any other securities broker/dealer during the term of this Agreement except with the Company's prior written consent. It is acknowledged that Representative is also appointed by AFLIC and American Family Mutual Insurance Company ("AFMIC") to solicit applications for non-variable insurance products issued by AFLIC and AFMIC.

2.  RELATIONSHIP

Representative's relationship with Company is that of an independent contractor. Nothing contained herein or elsewhere shall be construed as creating an employer/employee relationship.


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Except as otherwise provided herein, Representative shall be responsible for all expenses and fees associated with his or her securities business.

3.  COMPLIANCE WITH APPLICABLE LAW AND COMPANY POLICY

3.1 Representative acknowledges and agrees that the securities business is subject to extensive regulation, including, without limitation, laws administered and interpreted by the SEC, and the regulations promulgated thereunder, the rules and regulations of the NASD and other laws and regulations of the United States and of the various states (such laws, rules and regulations being collectively referred to as "Applicable Law"). Representative shall be familiar with and shall strictly comply with such Applicable Law, as well as with the Company's then-current Registered Representative Manual as it may be amended from time to time, and with any other such instructions and directions as may be issued by the Company from time to time (collectively, "Company Policy"). Representative understands that failure to comply with Applicable Law or with Company Policy may result in proceedings by governmental authorities, the SEC, the NASD, and private parties, that could have a significant adverse effect on Representative and the Company.

3.2 Representative understands and agrees that the Company has the right and obligation to establish and institute, implement and maintain a supervisory system and procedures reasonably designed to achieve compliance with Applicable Law, which includes the obligation to supervise Representative's activities in the securities business and Representative's compliance with Applicable Law and Company Policy. Representative understands and agrees that in the exercise of this supervisory responsibility the Company may, among other things: (i) reject any securities transaction submitted by Representative; (ii) take action, implement procedures, impose a fine or suspension, terminate this Agreement, or employ any other measure it in its sole discretion determines to be reasonably designed to achieve compliance with or to enforce its supervisory system; (iii) conduct such audits of Representative and Representative's financial, business, and personal records (including, but not limited to Representative's federal and state income tax returns) as may be required by Applicable Law or as otherwise determined by the Company; and (iv) require Representative to attend such compliance-related or other training as the Company may determine.


3.3 Representative shall keep correct accounts and records of all business transacted. Representative's accounts and records shall be open at all times to inspection and examination by the Company.

4.  MAINTENANCE OF REGISTRATIONS AND LICENSES

Representative shall be responsible for maintaining continuously such permits and licenses as may be required, and shall make such applications and effect such registrations as may from time to time be required for Representative's sales of securities and other activities in connection with the Company's business. Representative shall not engage in activities on behalf of the Company during any period during which Representative is not in compliance with applicable registration, licensing, examination, continuing education or other compliance requirements. Final determination of such compliance shall be made by the Company.


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5.  STATE REGISTRATIONS

Representative shall not offer or sell any securities product unless the Company has approved such product and Representative is duly licensed to sell such product in the particular jurisdiction.

6.  USE OF PROSPECTUS AND SALES LITERATURE; COMMUNICATIONS WITH CUSTOMERS

6.1 The Company shall furnish Representative with all sales literature to be used in connection with the offer and sale of securities. Representative must not use any other sales literature relating directly or indirectly to the Company or securities of any kind without the Company's prior written approval. Representative shall not modify, alter or highlight the information contained in any sales literature or prospectus for prospective purchasers.

6.2 Representative shall not make any representation concerning any security that is inconsistent with those contained in the appropriate current offering document in the case of a newly issued security or disclosure filings made by the issuer of the security in the case of traded securities. Representative shall not solicit or sell any newly issued security unless the appropriate current prospectus or other offering document is furnished to the purchaser prior to the offer and sale.

6.3 Representative shall comply with Applicable Law and Company Policy regarding conduct and sales practices, including, without limitation, all requirements that communications with the public not contain an untrue statement of a material fact or otherwise be false and misleading.

7.  COMPANY REVIEW OF ORDERS

7.1 Applications, orders and other subscriptions for the purchase or sale of securities solicited or taken by Representative shall be submitted by Representative and approved by the Company and/or the issuers thereof only on the terms that are set forth in (i) the then currently applicable prospectus (and/or statement of additional information, if any) or other offering document, if any, and (ii) Company Policy. Representative must promptly forward all applications, purchase payments and premiums for securities to the designated location when Representative receives them.

7.2 The Company reserves the right at any time to refuse to accept and approve any order or application for the purchase of securities obtained by Representative and to refund, without Representative's consent, all monies received in connection therewith.

8.  CUSTOMER FUNDS

All monies or other settlements received by Representative for or on behalf of the Company or a third party shall be received by Representative in a fiduciary capacity in trust for, and shall be immediately transmitted to, the Company or as otherwise directed by the Company. In no event shall Representative commingle such monies with other funds.


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9.  COMMISSIONS

9.1 Subject to the provisions of this Agreement, the Company shall pay Representative commissions on all completed securities transactions. Such commissions shall be paid in accordance with the Company's commission schedule and procedures as they shall be amended from time to time. The records and determination of the Company shall be conclusive in the calculation of the commissions payable to Representative.

9.2 Commissions shall not be due or payable to Representative for the sale of securities until the Company has received the related broker/dealer concession or commission. Representative waives any right to receive commissions prior to such receipt, and agrees that the Company's liability for the commission payable is limited solely to the proceeds of the concession or commission received by the Company. In the event a concession or commission is charged back to the Company, the Company shall have the right to offset any commission payable to Representative in accordance with the terms of Section 17.1 of this Agreement. [COMMISSIONS SHALL BE PAID TO REPRESENTATIVE ONLY SO LONG AS THIS AGREEMENT IS IN FORCE] and may be withheld or forfeited in the Company's sole discretion if Representative fails to comply with applicable registration, licensing and examination obligations. The Company has the right at any time to change or cancel the kinds of commissions set forth in this Agreement.

9.3 Upon termination of this Agreement due to Representative's disability, death or retirement, the Company agrees to pay Representative (or, in the event of Representative's death, Representative's named beneficiary) all first year and trailer commissions due and owing under the terms of this Agreement, on any securities business written prior to the date of termination.

Beneficiary designation (name):  ___________________________
Relationship:  ______________________

9.4 This beneficiary designation may be changed from time to time by Representative upon notice in writing to the Company.

10.  RESPONSIBILITY FOR SECURITIES BUSINESS; OUTSIDE BUSINESS ACTIVITIES

10.1 Representative shall be responsible for developing Representative's securities business. Representative shall not be required to spend any particular amount of time acting as a registered representative of the Company. Except as Representative and the Company may otherwise agree, in no event shall Representative be required to sell any specified quota of securities offered, issued, or sponsored by AFLIC, the Company, or their affiliates. Notwithstanding the foregoing, nothing herein shall prevent the Company from establishing production or sales criteria for Representative as the Company may from time to time determine.

10.2 Representative shall be free to engage in other businesses or occupations provided that Representative first notifies the Company and obtains advance approval in writing. Representative shall also comply with all Applicable Law and with Company Policy with respect to such other business or occupation, including, without limitation, disclosing to the Company such information about such business or occupation as the Company shall reasonably request.


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11.  RELATIONSHIP WITH NON-REGISTERED PERSONS

11.1 Representative shall communicate Company Policy to any non-registered personnel that assists Representative with Representative's securities business, shall supervise such personnel with a view to compliance with such rules and regulations, and shall obtain their written agreement (in the form attached to this Agreement as EXHIBIT A) to abide by these rules and regulations when and as required by the Company.

11.2 Representative shall be solely responsible for salaries and other compensation of all Representative's employees or independent contractors and shall comply with any and all applicable federal, state, or local laws, rules, regulations and ordinances in dealing with such individuals.

12.  INSURANCE COVERAGE

Representative agrees to obtain and carry such face amount of insurance coverage as the Company may from time to time require. If so instructed, agent shall name the Company as an additional insured under such coverage. Representative agrees to provide the Company with evidence of such coverage as the Company may request from time to time.

13.  CONFIDENTIAL INFORMATION AND RETURN OF MATERIALS

Unless expressly authorized in writing by the Company, Representative agrees not to communicate or divulge, or use for the benefit of Representative or any other person or entity, any confidential information of the Company of any type or description, including, but not limited to any proprietary information, policies, forms, manuals, or reports of the Company, or information about the Company's finances, operations, or legal proceedings. Upon termination of this Agreement, Representative shall (i) promptly return to the Company any manuals, forms prospectuses, or other materials or supplies previously furnished to Representative by the Company, and (ii) provide the Company with such records in Representative's control (or copies thereof) that the Company may require to comply with Applicable Law.

14.  LEGAL PROCEEDINGS AND INDEMNIFICATION

Representative agrees to notify the Company immediately of the commencement of any and all inquiries from regulators, disciplinary actions, civil and criminal allegations and complaints, suits or arbitration proceedings brought against or involving Representative that are in any way related to Representative's securities business or Representative's association with the Company. Representative understands and agrees that Representative has no right or authority to commence any legal proceedings, or to incur any expenses or obligations, on the Company's behalf or in its name. The Company reserves the right to settle any such proceeding in its sole discretion, and Representative agrees to cooperate fully with the Company in effecting any such settlement. Representative agrees to indemnify and make the Company harmless from any and all expenses, liabilities, costs, causes of action, settlements, attorneys' fees, damages or other judgments resulting from Representative's acts, omissions or transactions that are related to Representative's


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securities business, or Representative's violation of the terms of this
Agreement or of Applicable Law.

15.  ASSIGNMENT

Neither this Agreement, nor any right to receive compensation hereunder, nor any other right or interest herein, may be assigned by Representative without the Company's express written consent.

16. TERM, TERMINATION AND AMENDMENT

16.1 This Agreement shall remain in effect until terminated as set forth below.

16.2 Either Representative or the Company may terminate this Agreement with or without cause upon giving 30 days' written notice to the other party. In addition, the Company may immediately terminate this Agreement upon written notice to Representative in the event of Representative's violation of Applicable Law, Company Policy or the terms of this Agreement.

16.3 Notwithstanding the foregoing, this Agreement shall automatically terminate without notice in the event of (i) the suspension, revocation, cancellation or other impairment of Representative's registration, license or authority to solicit, offer or sell securities at any time by the NASD or by any federal, state, district or other authority, (ii) the termination of Representative's association with the Company, (iii) the termination of Representative's contract with AFLIC, or (iii) Representative's death or incapacity.

16.4 In the event of termination of this Agreement by reason of the death or incapacity of Representative, any payments due Representative pursuant to
Section 9 hereof shall be made to Representative's beneficiary as designated in accordance with the provisions of Sections 9.3 and 9.4 of this Agreement.

16.5 No amendment to this Agreement shall be effective unless it is in writing and signed by both parties.

17.  RETURN OF COMPENSATION; CLAIMS ON EARNINGS

17.1 In the event any order for the purchase of securities is rejected by the Company or any payment received for the purchase of securities cannot be collected or otherwise proves insufficient or worthless, any compensation paid to Representative by the Company hereunder shall, promptly upon notice to Representative, be returned by Representative to the Company either in cash or as a charge against Representative's account with the Company, as the Company may elect. Representative hereby agrees that until the Company receives full reimbursement in cash, the amount of compensation due and owing the Company shall constitute a debt of Representative to the Company, which the Company may collect by any lawful means, with interest thereon at the maximum rate permitted by law.


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17.2 The Company shall have first claim on all of Representative's earnings hereunder. This means the Company, as and when it elects, may keep all or any part of Representative's earnings hereunder to reduce any debt Representative owes to the Company; and, for that purpose and to the extent permitted by law, Representative hereby assigns all such earnings to the Company. While the Company may release Representative's earnings while Representative owes a debt to the Company, this does not mean the Company has waived this right of first claim to Representative's earnings. The Company may make this claim whether Representative's earnings are due the Company, the Representative, the representative of Representative's estate, or Representative's heirs. The Company's claim also takes precedence over claims of Representative's creditors. All Representative's earnings kept by the Company shall be used to reduce the debt owed to the Company.

18.  ARBITRATION

Representative acknowledges and agrees that all disputes arising under this Agreement are to be settled and determined by arbitration. Such arbitration shall be conducted in accordance with the rules of the NASD.

19.  PRIOR CONTRACTS

This Agreement supercedes all other contracts or agreements, whether oral or written, between Representative and the Company.

20.  NOTICE

Any notice to be given to a party hereto pursuant to this Agreement shall be in writing, addressed to such party at the last known address of such party. Any notice delivered by the mails, postage fully prepaid, shall be deemed to have been given five (5) days after mailing or, if earlier, upon receipt.

21.  WAIVER

The Company may choose, form time to time, not to enforce a provision of this Agreement or an aspect of Company Policy. This does not mean the Company has waived the right to enforce it in the future. Also, it does not mean that the Company ratifies or consents to those actions of Representative that were not in accord with this Agreement or with Company Policy.

22.  INVALID PROVISIONS; SURVIVAL

The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted. Any paragraph setting forth the rights and remedies of the Company or its affiliates against Representative for any breach hereunder, or for any debt, shall survive the termination of this Agreement.


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23.  GOVERNING LAW

This Agreement shall be construed in accordance with the laws of the State of Wisconsin.


APPROVAL AND ACCEPTANCE OF APPOINTMENT AND THE TERMS OF THIS AGREEMENT BY REPRESENTATIVE.


                                             __________________________________
                                             REPRESENTATIVE

                                             __________________________________
                                             DATE


APPROVAL AND ACCEPTANCE OF REPRESENTATIVE'S APPOINTMENT AND THE TERMS OF THIS AGREEMENT BY THE COMPANY.

                                             AMERICAN FAMILY SECURITIES, LLC


                                       BY:
                                             __________________________________
                                             AUTHORIZED OFFICER

                                             __________________________________
                                             DATE



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                                    EXHIBIT A
                  ACKNOWLEDGMENT FORM FOR UNLICENSED EMPLOYEES

         In connection with my employment by [INSERT AGENT'S NAME], an American Family Securities ("AFS") registered representative (the "Registered Representative"), I hereby acknowledge that I have received, read, and understand [A COPY OF AFS'S RULES AND REGULATIONS (THE "RULES") CONCERNING ETHICAL MARKET CONDUCT] and agree to comply with the Rules as they may be amended from time to time. I understand that since I am not licensed or qualified to sell variable insurance products ("Variable Products"), I must be very careful not to perform any activities or provide any information to customers that could confuse a customer as to my role in the sale of Variable Products. I am aware that under federal and state securities laws, and under state insurance laws, only properly licensed, registered, and qualified persons may solicit customers or recommend or discuss Variable Products with a customer.

         In sum, this means that as an Unlicensed Employee, I may provide only "clerical" and "ministerial" services in support of the registered representative for whom I work. I understand that permissible activities for Unlicensed Employees are limited to:

             -  referring prospective customers to a Registered Representative;
             - arranging an appointment with or taking a message for a Registered Representative if a Registered Representative is absent or unavailable;
             -  referring telephone calls and other written and oral
                communications to a Registered Representative; and
             -  referring all Variable Products-related questions to a
                Registered Representative.

         When engaging in any of the foregoing permissible activities, I shall limit my discussion of the Variable Products to statements advising customers of the availability of information about the Variable Products, and the referral of such customers to the Registered Representative. I shall not offer securities or insurance advice, make recommendations, discuss the features, merits, or suitability of any Variable Products, or handle any question that might require familiarity with the securities industry. I shall not hold or maintain customer funds in connection with securities transactions, or have any involvement in insurance transactions other than providing clerical or ministerial advice.

         I also understand that nothing in this Acknowledgment Form limits my ability to provide administrative or clerical services. If there is any doubt as to whether any activity is administrative or clerical, I shall consult with my Registered Representative before undertaking any such activity.

         ______________________________         ____________________________
         [Registered Representative]            [Unlicensed Employee]

         ______________________________         ____________________________
         Date                                   Date



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